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                                                                   Exhibit 10.22
                                 LEASE AGREEMENT

                                 OFFICE BUILDING

      This Lease Agreement is made and entered into as of the 20th day of February, 2002 between FRM WEST LOOP ASSOCIATES #6, LTD., a Texas limited partnership, hereinafter referred to as "Lessor" and TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation, hereinafter referred to as "Lessee":

                                   WITNESSETH:

SEC. 1 LEASED PREMISES: In consideration of the mutual covenants as set forth herein, Lessor and Lessee hereby agree as follows:

      A. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the rental and on the terms and conditions hereinafter set forth approximately Fifteen Thousand Two Hundred Five (15,205) square feet of rentable area on the fourth (4th) floor as indicated on the plan attached hereto as Exhibit "A" and known as Suite 400 (the "Leased Premises") in the office building located at 6700 West Loop South (the "Building"), Bellaire, Harris County, Texas. Facilities and areas of the Building that are intended and designated by Lessor from time to time for the common, general and nonexclusive use of all tenants of the Building are defined as the "Common Areas". Lessor has the exclusive control over and right to manage the Common Areas. Lessor shall have the exclusive use and control over all other areas of the Building and the property including, but not limited to, risers, horizontal and vertical shafts and telephone closets.

      B. Lessor also leases to Lessee eight (8) reserved parking spaces and up to fifty-two (52) unreserved parking spaces in the garage as provided in Exhibit "B" attached hereto.

SEC. 2 TERM: Subject to and upon the conditions set forth herein, or any exhibit or addendum hereto, the Term of this Lease Agreement shall be for a period of forty (40) months, beginning April 1, 2002 ("Commencement Date") and shall end at midnight on July 31, 2005; provided, however, that Lessee shall have the right to extend the Term of this Lease Agreement under the same terms and conditions contained herein to December 31, 2005 by giving Lessor ninety (90) days prior written notice.

SEC. 3 USE: The Leased Premises shall be used and occupied by Lessee solely as general office use and for no other purpose.

SEC. 4 SECURITY DEPOSIT: INTENTIONALLY DELETED.

SEC. 5 BASE RENT: As part of the consideration for the execution of this Lease Agreement, Lessee covenants and agrees and promises to pay as Base Rent an annual sum of Two Hundred Eighty-One Thousand Two Hundred Ninety-Two and 48/100 Dollars ($281,292.48) payable at the Building management office or to a location designated by Lessor in monthly installments of Twenty-Three Thousand Four Hundred Forty-one and 04/100 Dollars ($23,441.04) in legal tender of the United States of America, in advance, without demand and without deduction, on the first day of each calendar month during the term hereof. Lessee shall not have to pay Base Rent for the first four (4) months of the Term hereof, and Lessee shall be allowed to occupy the Leased Premises free of any Base Rent for said four (4) month period. Such Base Rent shall be subject to adjustments as hereinafter provided.

      In addition to the foregoing rent, Lessee agrees to pay to Lessor as additional rent all charges for any services, goods or materials furnished by Lessor at Lessee's request which are not required to be furnished by Lessor under this Lease Agreement, as well as other sums payable by Lessee hereunder, within ten (10) days after Lessor renders a statement therefor to Lessee. All past due installments shall bear interest at the rate of eighteen percent (18%) per annum or the highest lawful rate, whichever is less, from date due until paid.

SEC. 6 ADJUSTMENT OF BASE RENT: The Base Rent provided for herein includes a component applicable to Basic Cost (as hereinafter defined) equal, on a per annum basis to Base Year 2002 per square foot of rentable area of office space in the Building, such amount being hereinafter referred to as "Base Operating Expense".

      A. "Basic Cost" as said term is used herein shall consist of the operating expenses of the Building, which shall be computed on the accrual basis. For the purpose of calculating the Basic Cost for the Base Year, Lessor shall increase Basic Cost to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of rentable area thereof and building standard services had been provided through the entire Building. All operating expenses shall be determined in accordance with generally accepted accounting principles, consistently applied in accordance with the accounting practices of a majority of the other comparable office buildings in the West Loop/Galleria market area. Subject to Section 6.C below, the term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor general office expense nor specific costs especially billed to and paid by specific tenants) in connection with the ownership and operation of the Building and parking facility appurtenant thereto, including but not limited to the following:
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            (1)   Wages, salaries and fees of any management company engaged to manage the Building and parking facility and all employees in operation and maintenance of the Building and parking facility, including taxes, insurance and benefits relating thereto. Notwithstanding the foregoing, Lessor shall not assign in excess of 21.381% of the Operating Cost associated with the parking facility to the Building.

            (2) All supplies and materials used in operation and maintenance of the Building and parking facility.

            (3) Cost of water and power, heating, lighting, air conditioning and ventilating the Building and parking facility.

            (4) Cost of all janitorial service, maintenance and service agreements on equipment, including alarm service, Musak, window cleaning and elevator maintenance.

            (5) Cost of casualty and liability insurance applicable to the Building and parking facility and Lessor's personal property used in connection therewith.

            (6) All taxes and assessments and other governmental charges whether Federal, State, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise, and any other taxes and improvements assessments attributable to the Building and parking facility or its operation excluding, however, Federal and State taxes on income. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

            (7)   Cost of repairs and general maintenance.

      B. In the event that Basic Cost of Lessor's operation of the Building during any calendar year of the term of this Lease Agreement shall exceed the Base Operating Expense set out in Section 6.A above, Lessee shall pay to Lessor as additional rent its pro rata share of the increase in such Basic Cost for such year over the Base Operating Expense. Lessee's pro rata share shall be a fraction of the total of such increase, the numerator of which shall be the rentable area contained in the Leased Premises then leased by Lessee in the Building and the denominator of which shall be 70,416 square feet which is ninety-five percent (95%) of the total rentable area contained in the Building.

            All amounts which may be due under this paragraph shall be due within ten (10) days after Lessor submits to Lessee a bill or invoice therefor. Lessor shall monitor Basic Cost for the Building throughout the term hereof and prepare projections of the anticipated Basic Cost for the Building for each calendar year during the term hereof. At any time that such projection shall indicate that Basic Cost shall exceed Base Operating Expense, Lessor may commence monthly billings for the collection of the amount of the anticipated excess. Lessor may submit to Lessee a bill or invoice each month for one-twelfth (1/12) of the amount of the excess of projected or actual Basic Cost over Base Operating Expense for the calendar year in question, as same may be ascertained by Lessor to be due by Lessee under this paragraph. The amount of the first such bill or invoice shall be determined by multiplying the monthly amount due by the number of calendar months of the calendar year in question which have commenced as of the date of the bill or invoice. In the event of such billing or invoicing procedure by Lessor, then Lessee shall be bound and obligated to pay such indicated amount contemporaneously with required payment of rent hereunder on the first day of each calendar month, monthly in advance, for each month in the Term of this Lease Agreement, in lawful money of the United States. Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the Term, an adjustment shall be made in computing the Operating Expenses for such year as though the Building had been 95% occupied during such year.

            Once each calendar year, Lessor shall perform such computations as are necessary to determine the amount properly payable by Lessee under this
Section 6.B for the preceding calendar year, whereupon if Lessee shall have overpaid, Lessor shall refund to Lessee the amount of the excess; but if Lessee shall have underpaid, Lessor shall invoice Lessee for the amount of the underpayment and such underpayment shall be due within thirty (30) days after delivery of such invoice to Lessee.

      C. The following shall be excluded from the definition of Operating Expenses as set forth in Section 6.1 above:

            (1)   Depreciation and amortization.

            (2) Financing and refinancing costs, interest on debt or amortization payment on any mortgage or mortgages, and rental under any ground or underlying leases or lease together with all costs incidental to the items mentioned in this subparagraph.

            (3) Any costs required by or incurred in connection with any federal, state or local law enacted before the date of this Lease Agreement, including, without limitation, the American's with Disabilities Act, other laws relating to accessibility or life safety, and the Clean Air Act and any other laws relating to the removal of chlorofluorocarbons (freon) from the Building's HVAC systems.

            (4) Any costs relating to the presence of asbestos-containing materials located in the Building prior to the date of this Lease Agreement, including, without limitation, costs of any encapsulation or removal thereof required by any laws or regulations, whether currently existing or hereafter enacted.
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            (5)   Costs of correcting material defects in the original design or any subsequent construction of the Building or the material used in the construction of the Building (including latent defects in the original or any subsequent construction of the Building or defects in the design of the Building) or in the Building equipment or appurtenances thereto.

            (6) The cost of any repair to remedy damage caused by or resulting from the negligence of any other tenant(s) in the Building, including their agents, servants, employees or invitees, together with the costs and expenses incurred by Lessor in attempting to recover such costs.

            (7) Legal and other fees, leasing commissions, advertising or marketing expenses and other similar costs incurred in connection with the leasing of the Building.

            (8) Costs incurred in renovating or otherwise improving or decorating or redecorating space for new tenants or other existing tenants or occupants in the Building or vacant space in the Building or costs related thereto (including architectural and engineering fees); and costs incurred by Lessor that are specifically reimbursed to Lessor by other tenants (other than as part of Operating Expenses) in connection with maintenance or repair of above building standard condition improvements.

            (9) Any items not otherwise excluded to the extent Lessor is specifically reimbursed by insurance or otherwise compensated (other than as part of Operating Expenses), including direct reimbursement by any tenant.

            (10) A bad debt loss, rent loss or reserves for bad debts or rent loss.

            (11) The cost (or any amortization thereof) of any alteration, addition, change, replacement, improvement, repair or other item which is properly capitalized under generally accepted accounting principles other than cost saving capital improvements (which will be amortized over the useful life of such improvements, but only to the extent of the savings achieved). Upon Lessee's request, Lessor will provide Lessee a cost justification of any such capital improvements.

            (12) Any item of cost which is includable in Operating Expenses, but which represents an amount paid to an affiliate of Lessor or an affiliate of any partner or shareholder of Lessor, or to the property management company or an affiliate of the property management company, to the extent the same is in excess of the reasonable cost of said item or service in an arms-length transaction.

            (13) Any interest or penalties incurred as a result of Lessor's failure to pay any financial obligation when due or within any applicable grace period.

            (14) An amount equal to any costs which represent any payments received by Lessor or the Building manager, or the employees or officers of either, from suppliers of goods or services as kick-backs, finders' fees, expediting fees or other similar dishonest fees.

            (15) Any and all costs associated with the operation of the business of the entity which constitutes Lessor: excluded items shall specifically include, but shall not be limited to, formation of the entity; internal accounting and legal matters, including but not limited to, preparation of tax returns and financial statements and gathering of data therefor; costs of defending any lawsuits with any mortgagee (except as the actions of a tenant may be in issue); costs of selling, syndication, financing, mortgaging or hypothecating any of Lessor's interest in the Building; costs of any disputes between Lessor and its employees (if any) not engaged in the operation of the Building; disputes between Lessor and the property management company managing the Building; and, Lessor's headquarters office costs and general overhead.

            (16) Any cost or expense for services or amenities that are specifically for the benefit of a particular tenant and that are of a nature not generally provided to all tenants in the Building or for services or amenities generally provided to all tenants in the Building but which are provided to any particular tenant without additional charge or at a reduced charge (on a net effective basis) than the charge imposed upon other tenants.

            (17) Lessor's cost of electricity, incremental air conditioning and other services provided to other tenants at times or in amounts for which Lessee would be billed under this Lease Agreement as an additional charge.

            (18) Any expense incurred as a direct result of the negligence of Lessor, its agents, servants or employees or arising out of Lessor's negligent failure to manage the Building consistently with the standard required by this Lease Agreement to the extent that such expense would not have been incurred in the absence of such negligence.

            (19) Costs incurred for the production and distribution of any tenant newsletters, tenant perception surveys or the creation and implementation of tenant retention programs.

            (20)  Charitable donations.

            (21) Costs that would duplicate costs theretofore included in Operating Expenses.

      D. Lessor agrees that it will maintain complete and accurate records of all costs, expenses and disbursements which are incurred by Lessor, its employees, agents and/or contractors, with respect to Operating Expenses and the constituent components thereof. Lessee and/or its employees or a nationally recognized certified public accounting firm, at Lessee's sole cost and expense, shall have the right to inspect and/or audit not more often than once per calendar year Lessor's books and records relating to this Lease Agreement for any year or years during the Term hereof. Any such inspection and/or audit shall be conducted at Lessor's office during normal business hours. Lessee must give Lessor advance written notice of Lessee's intent to audit within two (2) years after Lessee has received a statement setting forth the prior lease year's Operating Expenses chargeable to Lessee, and if such notice is not sent by Lessee within such two (2) year period, then Lessee waives its right to an audit for that lease year. Such audit will be at Lessee's sole cost and expense, provided that Lessor agrees to reimburse Lessee for the reasonable professional or accounting costs and expenses incurred by Lessee in connection with any inspection and/or audit that results in a determination that Operating Expenses were overstated by five percent (5%) or more for the subject lease year. The right of Lessee to audit and any audit by Lessee of Lessor's books and records shall not affect the obligation of Lessee to pay, in accordance with the terms hereof, Base Rent, additional rent or estimated additional rent subject, however, to Lessor's reimbursement and/or reconciliation obligations set forth herein. Lessor's and Lessee's obligations to reconcile estimated additional rent with additional rent shall survive the expiration or termination of this Lease Agreement by one (1) year.

      E. Notwithstanding anything contained in the Lease Agreement to the contrary, Lessor shall limit increases in controllable expenses to six percent (6%) per year, compounded annually. Controllable expenses shall include all Operating Expenses except taxes, insurance, utilities and governmentally mandated changes (ie, minimum wage).

SEC. 7 SERVICE AND UTILITIES: Lessor will provide water at those common points of supply provided for drinking, toilet and lavatory purposes and with electricity for ordinary office uses (not to include, however, data processing machines other than personal computers and related equipment that consumes less than .25 kilowatts per hour at rated capacity or requires a voltage of 120 volts single phase, including air conditioning costs therefor, large business machines and similar equipment of high electrical consumption characteristics); ballast and lamp replacement for the Building's standard fluorescent lighting fixtures located in the Leased Premises; elevator service; janitorial service on a five
(5) day per week basis, in the manner and to the extent deemed standard by Lessor during the periods and hours as such services are normally furnished to all tenants. Lessee will pay all telephone charges. Lessor agrees to furnish Lessee with refrigerated water at those points of supply provided for general use of other tenants in the Building; heated and refrigerated air conditioning in season to be provided during the hours of 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturday, at temperatures and in amounts which Lessor considers standard. Lessor shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service, nor shall the same be construed as an eviction of Lessee, work an abatement of rent, or relieve Lessee from the operation of any covenant or agreement; but in the event of any failure, stoppage or interruption thereof, Lessor shall use reasonable diligence to restore service promptly. The work


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of the building janitor shall not be hindered by Lessee. In the event Lessee desires heating and air conditioning at times other than herein specified, Lessee agrees to pay the entire cost thereof.

SEC. 8 MAINTENANCE, REPAIRS AND USE: Lessor shall provide for the cleaning and maintenance of the public portions of the Building including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term of this Lease Agreement, except such repairs as may be required by normal maintenance operations which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Lessee, its agents, employees, invitees or visitors. Lessor shall have sole control over the parking of automobiles and other vehicles and shall designate parking areas and building service areas.

      Lessor, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, after reasonable notice to Lessee, shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish to Lessee, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

      Lessor may, at its option and at the cost and expense of Lessee, repair or replace any damage or injury done to the Building or any part thereof, caused by Lessee, Lessee's agents, employees, licensees, invitees or visitors; Lessee shall pay the cost thereof to Lessor on demand. Lessee further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Lessee's expense. Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Lessor in as good condition as on date of possession by Lessee, ordinary wear and tear alone excepted, and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

      Lessee will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefor by Lessor.

SEC. 9 QUIET ENJOYMENT: Lessee, on paying the said rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said term.

SEC. 10 ALTERATIONS: Lessee covenants and agrees to keep the Leased Premises free of all liens for improvements or otherwise and that it will make no structural change or major alteration without Lessor's written consent in advance, and without first furnishing Lessor fifteen (15) days advance written notice outlining in detail the proposed changes or alterations.

SEC. 11 FURNITURE, FIXTURES AND PERSONAL PROPERTY: Lessee may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of the term of this Lease Agreement; (b) Lessee is not in default of any obligation or covenant under this Lease Agreement at the time of such removal; and (c) Lessee promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Lessee hereby waiving all rights to any payment or compensation therefor.

SEC. 12 SUBLETTING AND ASSIGNMENT:

      A. In the event Lessee should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Lessee shall give Lessor written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its financial condition and business operations) of such desire at least ninety (90) days in advance of the date on which Lessee desires to make such assignment or sublease or allow such a use or occupancy. Lessor shall then have a period of sixty (60) days following receipt of such notice within which to notify Lessee in writing that Lessor elects:

            (1) IN THE EVENT SUCH ASSIGNEE OR SUBLESSEE FAILS TO MEET THE CONDITIONS SET FORTH IN SUBPARAGRAPH (III) BELOW, to refuse to permit Lessee to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

            (2) To terminate this Lease Agreement as to the space so affected as of the date so specified by Lessee in which event Lessee shall be relieved of all obligations hereunder as to such space arising from and after such date; or

            (3) To permit Lessee to assign this Lease Agreement or sublet such space for the duration specified in such notice, subject to Lessor's subsequent written approval of the proposed assignee or sublessee, which approval shall not be unreasonably withheld or delayed if (a) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the Leased Premises are in Lessor's reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (b) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is a department, representative or agency of any governmental body or currently an occupant of any part of the Building or a party with whom Lessor is then negotiating to lease space in the Building or in any adjacent Building owned by Lessor, (c) the form and substance of the proposed sublease or instrument of assignment is acceptable to Lessor (which acceptance by Lessor shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase the office cleaning requirements, (2) impose an extra burden upon the services to be supplied by Lessor to Lessee hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or
                  (5) cause alterations or additions to be made to the Building (excluding the Leased Premises), (e) Lessee enters into a written agreement with Lessor whereby it is agreed that fifty percent (50%) of any profit realized by


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                  Lessee as a result of said sublease or assignment and any and all sums and other considerations of whatsoever nature paid to Lessee by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Lessee's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (that is, after deducting and giving Lessee credit for Lessee's reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Lessor as it accrues as additional rent hereunder, and (f) the granting of such consent will not constitute a default under any other agreement to which Lessor is a party or by which Lessor is bound.

      B. No assignment or subletting by Lessee shall be effective unless Lessee shall execute, have acknowledged and deliver to Lessor, and cause each sublessee or assignee to execute, have acknowledged and deliver to Lessor, an instrument in form and substance acceptable to Lessor in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Lessee, all of the obligations of Lessee under this Lease Agreement, as to the space transferred to it, (ii) Lessee and such sublessee or assignee agree to provide to Lessor, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Lessee acknowledges and agrees that, notwithstanding such subletting or assignment, Lessee remains directly and primarily liable for the performance of all the obligations of Lessee hereunder (including, without limitation, the obligation to pay rent), and Lessor shall be permitted to enforce this Lease Agreement against Lessee or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons.

      C. Any consent by Lessor to a particular assignment or sublease shall not constitute Lessor's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Lessee. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against Lessee's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease Agreement unless consented to by Lessor in writing in advance.

SEC. 13 FIRE AND CASUALTY: The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance carried by Lessor, then Lessor may after thirty (30) days written notice to Lessee, at Lessor's option, repair and restore the Leased Premises as soon as it is reasonably practicable, to substantially the same condition in which the Leased Premises were before such damage, or Lessor may terminate the Lease Agreement, provided, however, that in the event the Leased Premises are completely destroyed or so badly damaged that repairs cannot be commenced within thirty (30) days and completed within six (6) months thereafter, then this Lease Agreement shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice to the other; and provided further, that, in any event, if repairs have not been commenced within thirty (30) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed six (6) months, this Lease Agreement may be immediately terminated by Lessee as of the date of occurrence of the damage or destruction, by serving written notice upon Lessor.

      In the event the Leased Premises are completely destroyed or so badly damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor that it cannot reasonably be used by Lessee for the purposes herein provided and this Lease Agreement is not terminated as above provided, then there shall be a total abatement of rent until the Leased Premises are made usable. In the event the Leased Premises are partially destroyed or damaged by fire or other hazard so that the Leased Premises can be only partially used by Lessee for the purpose herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which the Leased Premises cannot be used by Lessee.

      If the Leased Premises are damaged by fire or other casualty resulting from the fault or negligence of Lessee, or the agents, employees, licensees or invitees of Lessee, such damage shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor, and rent shall continue without abatement.

SEC. 14 CONDEMNATION: In the event the Building, Leased Premises or any portion thereof shall be taken or condemned in whole or in part for public purposes, then the term of this Lease Agreement shall, at the option of Lessor, forthwith cease and terminate, and Lessor shall receive the entire award for land and buildings. Lessee shall have the right to recover from such condemning authority, but not from Lessor, any compensation as may be awarded to Lessee on account of the difference between the actual rental rate of the Leased Premises and the fair market value thereof, to the extent the fair market value exceeds such actual rental, moving and relocation expenses, and depreciation to and removal of Lessee's personal property. In the event Lessor does not terminate as herein provided, there shall be a proportionate reduction in rent.

SEC. 15 DEFAULT BY LESSEE: If Lessee should default in any covenant or agreement to be performed by it or abandon or vacate the Leased Premises and, if after written notice is given by Lessor to Lessee (except for a default caused by the nonpayment of rent as set forth in Section 5 hereof, for which no notice is required), such default shall continue for a period of ten (10) days or if the leasehold interest of Lessee shall be taken on execution or other process of law, then and in any of said cases, Lessor may immediately or at any time thereafter, without further notice or demand, enter upon and into the Leased Premises or any part thereof and take absolute possession of the same fully and absolutely without such re-entry automatically working a forfeiture of the rents to be paid and the covenants to be performed by Lessee for the full term of this Lease Agreement and at Lessor's election, Lessor may either lease or sublet the Leased Premises or any part thereof on such terms and conditions and for such rents and for such times as Lessor may reasonably elect and after crediting the proceeds of any rent collected by Lessor from such reletting on the rentals stipulated to be paid under this Lease Agreement by Lessee, collect from Lessee any balance remaining due on the rent reserved under this Lease Agreement, or Lessor may declare this Lease Agreement forfeited and may take full and absolute possession of the Leased Premises free from any subsequent rights or obligations of Lessee or at the option of Lessor, the present value of the entire rent for the balance of the Term, computed using a discount rate of eight percent (8%), but allowing for a reasonable period fo vacancy as determined by the market conditions at that time (during which reasonable period of vacancy no discount rate shall be applied) shall at once become due and payable, as if by the terms of this Lease Agreement it were all payable in advance. In the event of such default and reletting by Lessor, Lessee agrees to pay all costs of refurbishing and all costs of reletting the Leased Premises.

      All remedies herein given Lessor, including all those not set forth but provided by law, shall be cumulative, and the exercise of one or more of such remedies by Lessor shall not exclude the exercise of any other consistent remedy, nor shall any waiver by Lessor, express or implied, or any breach of any term, covenant or condition hereof be deemed a waiver of such term, condition or covenant, or of any subsequent breach of the same or any other term, covenant or condition hereof. Acceptance of rent by Lessor from Lessee or any assignee, sublessee or other successor in interest to Lessee, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this Lease Agreement. Failure of Lessor to declare any default upon occurrence thereof, or delay in taking action with respect thereto, shall not waive such default, but Lessor shall have the right to declare such default at any time and take such action as may be authorized hereunder, in law or equity, or otherwise.

      In addition to the payment of the rents and the late payment charge as provided herein, Lessee agrees to reimburse Lessor for all expenses incurred by Lessor in effecting enforcement of these Lease Agreement provisions, lease termination, right of re-entry and in securing possession of the Leased Premises, including attorneys' fees, (whether suit is filed or not) and court costs. In the event of a money judgment, attorneys' fees shall be reasonable.

SEC. 16 HOLD HARMLESS: Lessee will indemnify Lessor for, and hold Lessor harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof or from the use or occupancy of the Leased Premises, by Lessee or Lessee's agents, employees, licensees or invitees. Lessor shall not be liable to Lessee or Lessee's agents for any damage to person or property resulting from any act or omission or negligence of any co-tenant, visitor or other occupant of the Building.

SEC. 17 LIEN WAIVER: Lessor expressly waives any and all liens, express or implied, statutory or contractual, that would otherwise serve to secure Lessee's obligation hereunder.

SEC. 18 NON-WAIVER: Neither acceptance of rent by Lessor nor failure by Lessor to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder. Waiver by Lessor of any right for any default of Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

SEC. 19 RULES AND REGULATIONS: Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Lessor for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof and Lessee agrees to comply with all such rules and regulations. Lessor shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee. (See Exhibit "C" attached.)

SEC. 20 ASSIGNMENT BY LESSOR: Lessor shall have the right to assign or transfer, in whole or in part, every feature of its rights and obligations hereunder and in the Building and Leased Premises. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Lessee. Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment.

SEC. 21 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC. 22 SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Lessor. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor.

SEC. 23 SUCCESSORS AND ASSIGNS: Lessor and Lessee agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of the section entitled "Subletting and Assigning" hereof, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

SEC. 24 SUBORDINATION: Lessor shall obtain and deliver to Lessee within thirty
(30) days after the date of this Lease Agreement a Subordination, Non-Disturbance and Attornment Agreement (the "SNDA") from Lessor's mortgagee providing, as a condition to Lessee's subordination or attornment to such mortgagee, that Lessee shall not be disturbed in its possession of the Leased Premises during the Term hereof, nor will Lessee's rights under this Lease Agreement be terminated, so long as Lessee is not under default under this Lease Agreement beyond any applicable cure period. In the event Lessor does not deliver the SNDA within such thirty (30) day period, Lessee shall have the right to terminate this Lease Agreement. Lessee shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Leased Premises, attorn to and recognize such purchaser or assignee or mortgagee as Lessor under this Lease Agreement.

SEC. 25 ACCESS BY LESSOR: After reasonable notice to Lessee, except in the case of an emergency, Lessor, its agents and employees shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine the condition thereof, to make any repairs or alterations required to be made by Lessor hereunder, to show the Leased Premises to prospective purchasers or tenants and for any other purpose deemed reasonable by Lessor.

SEC. 26 DELAY IN POSSESSION: In the event the Leased Premises should not be ready for occupancy by the Commencement Date stated in Section 2 hereinabove by reason of acts of God, strikes, walkouts or other industrial disturbance, explosions, unavailability of materials, acts of governments or for any reason whatsoever, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the term of this Lease Agreement shall commence at the time the Leased Premises are ready for occupancy by Lessee. Should the term of this Lease Agreement commence on a date other than that specified in Section 2 hereinabove for any reason, Lessor and Lessee will, at the request of either, execute a revised commencement date and the stated term in this Lease Agreement shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term.

SEC. 27 HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of the Lease Agreement, such hold over shall be as a tenant at will and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one hundred fifty percent (150%) the rent payable by Lessee for the month immediately preceding the holdover period, and Lessee will vacate the Leased Premises and deliver the same to Lessor upon Lessee's receipt of notice from Lessor to vacate the Leased Premises. The rental payable during such hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease Agreement except as herein provided.

SEC. 28 INDEPENDENT OBLIGATION TO PAY RENT: It is the intention of the parties hereto that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements, that the rent and all other sums payable by Lessee hereunder shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

      Lessee agrees that it will remain obligated under this Lease Agreement in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease Agreement, notwithstanding (a) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and (b) any action with respect to this Lease Agreement which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.


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

      Except as otherwise expressly provided herein, Lessee waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC. 29 INDEMNITY OF LESSOR-INSURANCE:

      A. Except for Lessor's gross negligence or willful misconduct not waived by Lessee, Lessee covenants that Lessor shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Lessee or any other person, including consequential loss or damage from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Leased Premises by Lessee or any person therein or holding under Lessee or by or through the acts or omissions of other tenants of the Building. Lessee hereby agrees, as part of the material consideration for this Lease Agreement, to indemnify and save Lessor harmless from all claims, action, demands, costs and expenses and liability whatsoever, including reasonable attorneys' fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, on or at any portion of the Leased Premises and its facilities, or any repairs or alterations which Lessee may make upon the Leased Premises.

      B. Lessee shall carry insurance during the entire Term insuring Lessee and Lessor, as their interests may appear, with provisions, coverages and in companies reasonably acceptable to Lessor, and with such increases in limits as Lessor may from time to time request; initially, Lessee shall maintain coverages as follows:

            (1) LIABILITY COVERAGE. In case of personal injury to or death of any person, $1,000,000 for each occurrence and, in case of property damage, not less than $500,000 for any one occurrence.

            (2) FIRE AND EXTENDED COVERAGE. In case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full insurable replacement value of all additions, and of all office furniture, office equipment, merchandise and all other items of Lessee's property in the Leased Premises.

            (3) WORKER'S COMPENSATION COVERAGE. Throughout the Term of this Lease Agreement, Lessee shall maintain in full force and effect a policy or policies of statutory worker's compensation insurance, in the amount required by law, issued by an insurance company acceptable to Lessor.

            (4) CERTIFICATE OF INSURANCE. Upon the earlier of fifteen (15) days after the execution hereof or fifteen (15) days prior to the Commencement Date, Lessee shall furnish to Lessor policies or certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days prior written notice to Lessor and Lessee. In the event Lessee shall fail to procure such insurance, Lessor may, at its option, procure the same for the account of Lessee and the cost thereof shall be paid to Lessor as additional rent upon receipt by Lessee of bills therefor.

      C. Lessor shall at all times during this Term of this Lease Agreement maintain in effect a policy or policies of insurance covering the Building (excluding property required to be insured by Lessee) in an amount equal to one hundred percent (100%) of replacement cost for the Building providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Lessor may from time to time determine. Lessor shall at all times during the Term hereof maintain in effect a policy of commercial general liability insurance with limits of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate.

SEC. 30 WAIVER OF SUBROGATION: Lessor and Lessee hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Leased Premises, its contents or to the other portion of the property arising from any risk covered by valid and enforceable fire and extended coverage insurance, to the extent of such coverage. Lessor and Lessee each agree to cause an endorsement to be furnished to their respective insurance policies recognizing this waiver of subrogation.

SEC. 31 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Lessor and Lessee; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Paragraph captions herein are for Lessor's and Lessee's convenience only, and neither limit nor amplify the provisions of this instrument. Lessee agrees, at Lessor's request, to execute a recordable Memorandum of this Lease Agreement.

SEC. 32 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

         To the Lessor: FRM West Loop Associates #6, Ltd.
                        1021 Main, Suite 1400
                        Houston, TX 77002

         To the Lessee: At the Address noted for Lessee on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.

Such addresses may be changed from time to time by either party by serving notice as above provided.

SEC. 33 COMMENCEMENT DATE: As of date hereof, Lessor and Lessee acknowledge that the Leased Premises has not been completed. Lessor shall use its best efforts to accomplish the completion of the Leased Premises in accordance with the construction agreement attached hereto as Exhibit "F" and deliver possession thereof to Lessee by April 1, 2002. Any delay in delivering possession of the Leased Premises shall result in a change in the Commencement Date unless the delay is caused solely by Lessee. In the event that said Leased Premises have not in fact then been completed as aforesaid, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been taken and the Leased Premises are completed and ready for occupancy by Lessee. Taking of possession by Lessee shall be conclusively deemed to establish that said Leased Premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any. Lessee shall, if requested by Lessor, execute and deliver to Lessor an Acceptance of Premises Memorandum of the Leased Premises, which shall be attached as Exhibit "D" hereto. The date the Leased Premises have been completed in accordance herewith shall be the first day of the term hereof and said Acceptance of Premises Memorandum, if requested by Lessor, shall bear such date, and the rent herein imposed shall accrue from and after such date which is hereby designated "Commencement Date". In the event that the Commencement Date is a date after the first day of the Term as stated in Section 2 of this Lease Agreement, then the expiration date shall be extended by the same number of days. In the event that the Commencement Date is a date prior to the first day of the Term as stated in
Section 2 of this Lease Agreement, then the expiration date shall not change.

SEC. 34 RELOCATION OF LESSEE: INTENTIONALLY DELETED.

SEC. 35 BROKERS: Lessee warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only the broker(s) named on the signature page of this Lease Agreement and that it knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Lessor shall agree to pay all real estate commissions due in connection with this Lease Agreement only to the broker(s) named herein and Lessee agrees to indemnify and hold harmless Lessor from and against any liability from all other claims for commission arising from the negotiation of this Lease Agreement.

SEC. 36 ESTOPPEL CERTIFICATES: From time to time after Lessee accepts the Leased Premises, within ten (10) days after request in writing therefor from Lessor, Lessee agrees to execute and deliver to Lessor, or to such other addressee or addresses as Lessor may designate (and Lessor and any such addressee may rely thereon), a statement in writing in the form of Exhibit "E" or in such other form and substance reasonably satisfactory to Lessor (herein called "Lessee's Estoppel Certificate"), certifying to all or any part of the information provided for in Exhibit "E" as is requested by Lessor.

      In the event that Lessee fails to provide Lessee's Estoppel Certificate within ten (10) days after Lessor's written request therefor, Lessee does hereby irrevocably appoint Lessor as attorney-in-fact of Lessee, coupled with an interest, in Lessee's name, place and stead to sign and deliver Lessee's Estoppel Certificate as if the same had been signed and delivered by Lessee.

SEC. 37 EXHIBITS: Exhibits A through F are attached hereto and made a part of this Lease Agreement.

      IN WITNESS WHEREOF, Lessor and Lessee, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 20th day of February, 2002.


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

                                  LESSOR:
                                  FRM WEST LOOP ASSOCIATES #6, LTD.,
                                  a Texas limited partnership
                                  By: FRM 1603, Inc., General Partner

                                  By: /s/ Frederick R. McCord
                                      -----------------------
                                      Frederick R. McCord, President

                                  LESSEE:


                                  TEXAS BIOTECHNOLOGY CORPORATION,
                                  a Delaware corporation

                                  By:      /s/ David B. McWilliams
                                           -----------------------
                                  Name:    David B. McWilliams
                                           -----------------------
                                  Title:   President & CEO
                                           -----------------------
                                  ADDRESS:

                                  7000 Fannin, 20th Floor
                                  Houston, TX 77030

                                    EXHIBIT B

                                PARKING AGREEMENT

Building:  6700 West Loop South                   Suite No.:      400

Lessor:    FRM West Loop Associates #6, Ltd.

Lessee:    Texas Biotechnology Corporation,       Date of Lease: 2/20/02
           a Delaware corporation

So long as the Lease Agreement of which this agreement is a part shall remain in effect, Lessee or persons designated by Lessee shall rent on a non-exclusive basis up to eight (8) reserved parking spaces and up to fifty-two (52) unreserved parking spaces on Level 2 or above of the garage.

Lessee shall pay as rent for each parking space, at the same times and in the same manner as Base Rent is due under the Lease Agreement; the rate for such parking spaces from time to time designated by Lessor as standard for the Building.

Lessee shall pay initially for each space rented a sum of Sixty and 00/100 Dollars ($60.00) per space, per month (plus applicable sales tax) for reserved parking spaces and Forty-Five and 00/100 Dollars ($45.00) per space, per month (plus applicable sales tax) for unreserved parking spaces; provided, however, that Lessee shall pay only for those spaces actually being utilized by Lessee up to eight (8) reserved and twenty-six (26) unreserved parking spaces. Lessee shall have the right to use the balance of up to twenty-six (26) unreserved parking spaces at no cost throughout the Term hereof.

Lessor shall provide Lessee at least sixty (60) days notice of any change in the standard parking rates and the giving of such notice shall be deemed an amendment to this Agreement and Lessee shall thereafter pay the adjusted rent.

Lessee may validate visitor parking by such method or methods as Lessor may approve, at the validation rate from time to time generally applicable to visitor parking. Lessor expressly reserves the right to designate and redesignate parking areas for Lessee and/or Lessee's visitors, and to modify the parking structure for other uses or to any extent.

A condition of any parking shall be compliance by the parker with garage rules and regulations, including any sticker or other identification system established by Lessor. The following rules and regulations are in effect until notice is given to Lessee of any change. Lessor reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the garage as it deems necessary for the operation of the garage. Lessor may refuse to permit any person who violates the rules to park in the garage, and any violation of the rules shall subject the car to removal.

                          PARKING RULES AND REGULATIONS

1.    Cars must be parked entirely within the stall lines painted on the floor.

2.    All directional signs and arrows must be observed.

3.    The speed limit shall be five (5) miles per hour.

4.    Parking prohibited:

      (a)   in areas not striped for parking

      (b)   in aisles

      (c)   where "no parking" signs are posted

      (d)   on ramps

      (e)   in cross-hatched areas

      (f)   in spaces reserved for exclusive use by designated tenants

      (g) in such other areas as may be designated by Lessor or Lessor's agent(s).

5. Parking stickers or any other device or form of identification supplied by Lessor shall remain the property of Lessor and shall not be transferable. There will be a replacement charge payable by Lessee equal to the amount posted from time to time by Lessor for loss of any magnetic parking card or parking sticker.

6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.


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

8. Lessee is required to give Lessor, on a quarterly basis, a list of employees parking in the garage which shall include year, make and model of car and license number.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Lessee or Lessee's designated parkers to observe the Rules and Regulations above shall give Lessor the right to terminate Lessee's right to use the parking structure. No such termination shall create any liability on Lessor or be deemed to interfere with Lessee's right to quiet possession of its Premises.


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

                                    EXHIBIT C

                              RULES AND REGULATIONS

The following standards shall be observed by Lessee for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1. All tenants will refer all contractors' representatives and installation technicians who are to perform any work within the Building to Lessor for Lessor's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Lessor, and as the Lessor may direct.

2. The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligations regarding cleaning service.

3. Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Lessee of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building's service dock or lobby entrance shall be restricted to such hours as Lessor shall designate. All such movement shall be in a manner to be agreed upon between Lessee and Lessor in advance. Such prior arrangements shall be initiated by Lessee. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Lessor's discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee, from the time of entering the property to completion of work. Lessor shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Lessee.

4. No sign, advertisement or notice shall be displayed, painted or affixed by Lessee, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Lessor, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Lessor. Signs on doors and entrances to the Leased Premises shall be placed thereon by Lessor.

5. Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Lessor. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Lessee may use coffee pots, refrigerators or microwaves in Leased Premises.

6. Lessee shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7. Lessor will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8. Lessee, or the employees, agents, servants, visitors or licensees of Lessee, shall not, at any time or place, leave or discard rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached garage. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9. No additional lock or locks shall be placed by Lessee on any door in the Building unless written consent of Lessor shall have first been obtained. Two (2) keys will be furnished by Lessor for the Leased Premises, and any additional key required must be obtained from Lessor. A charge will be made for each additional key furnished. All keys shall be surrendered to Lessor upon termination of tenancy.

10. None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.


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

11. Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgement of the Lessor will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Lessee.

12. All Christmas and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

13. Lessee shall provide Lessor with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Friday, 1:00 p.m. to 12:00 midnight Saturdays, and 24 hours a day on Sundays and holidays).

14. After hours air conditioning/heating (6:00 p.m. to 7:00 a.m. Monday through Friday; 1:00 p.m. to 12:00 midnight Saturday; and 24 hours a day Sunday and holidays) must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested. Lessee shall be charged the prevailing hourly rate.

15. The following dates shall constitute "holidays" as said term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day, Christmas and any other holiday recognized and taken by tenants cumulatively occupying at least one-half of the net rentable area of office space of the Building.

16. Lessee shall notify Lessor of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Lessor.

17. Lessor shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants' deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

18. Names to be placed on or removed from the directory board in the lobby of the Building should be furnished to the Building Manager in writing on Lessee's letterhead. Lessee is allocated one (1) directory strip. At Lessor's option, additional strips may be provided to Lessee at Lessor's cost plus fifteen percent (15%).

19. Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Lessor, which Lessee requests Lessor to perform, and which are performed by Lessor, shall be billed to Lessee at Lessor's cost plus fifteen percent (15%).

20. All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

21. Canvassing, soliciting or peddling in the Building is prohibited and Lessee shall cooperate to prevent same.

22. Lessee shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

23. Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

24. The requirements of Lessee will be attended to only upon application to the Building Manager. Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

25. Lessee shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Lessee.

26. Lessee, or the employees, agents, servants, visitors or licensees of Lessee shall abide by the rules and regulations for the garage included in the Parking Agreement attached hereto as Exhibit B.

27. Lessor reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgement shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the attached garage, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed.


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

28. Lessor will provide sixty (60) cardkeys to Lessee. All others will be furnished to Lessee at a cost of Ten and 00/100 Dollars ($10.00) per card. Any future increase in the cost of cardkeys will be passed on to Lessee for any additional cardkeys required.

29. Lessee, or its employees, agents, servants, visitors, invitees or licensees of Lessee, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Lessor. Lessor shall have no obligation to Lessee for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.


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

                                    EXHIBIT D

                        ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an amendment to the Lease Agreement for space in 6700 West Loop South, Bellaire, Harris County, Texas, executed on the _______________ day of _________________________, 20_____ between FRM WEST LOOP ASSOCIATES #6, LTD.
as Lessor and TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation as Lessee. Lessor and Lessee hereby agree that:

1. Except for those items shown on the attached "punch list", if any, which Lessor will remedy within ___________ days hereof, Lessor has fully completed the construction work required under the terms of the Lease Agreement.

2. The Leased Premises are tenantable, the Lessor has no further obligation for construction (except as specified above), and Lessee acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

3. The Commencement Date of the Lease Agreement is hereby agreed to be the ________________________ day of _____________________________, 20_____.

4. The Expiration Date of the Lease Agreement is hereby agreed to be the ______________________ day of __________________________, 20______.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this _______________ day of _________________________,
20__________.

Lessor:

FRM WEST LOOP ASSOCIATES #6, LTD., a Texas limited partnership


By: FRM 1603, Inc., General Partner


By: ________________________________________
    Frederick R. McCord, President

Lessee:

TEXAS BIOTECHNOLOGY CORPORATION,
a Delaware corporation


By:        ________________________________________


Name:      ________________________________________


Title:     ________________________________________


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

                                    EXHIBIT E

                          LESSEE'S ESTOPPEL CERTIFICATE

(Addressee)

RE: 6700 West Loop South - Bellaire, Texas

Gentlemen:

The undersigned ("Lessee") has executed and entered into that certain lease agreement ("Lease Agreement") attached hereto as Exhibit A and made a part hereof for all purposes with respect to those certain premises ("Leased Premises") which are located in the above-referenced project ("Project") and are more fully described in the Lease Agreement. Lessee understands that the entity to whom this letter is addressed ("Addressee") has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.

With respect to the Lease Agreement, Lessee certifies to you the following, with the intention that you may rely fully thereon:

1. A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit A;

2.    The original Lease Agreement is dated ______________________________,
      20_____, and has been assigned, modified, supplemented or amended only in the following respects:

      (Please write "None" above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3. Lessee is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite _________, of the Project; and the Leased Premises contain approximately ______________ square feet;

4. The initial term of the Lease Agreement commenced on ______________________________, 20____, and ends at midnight on
      __________________________________, 20_____, at a monthly base rent of
      $_______________________________, and no rentals or other payments in advance of the current calendar month have been paid by Lessee, except as follows:

      (Please write "None" above or describe such payments on a separate sheet of paper);

5. Base Rent with respect to the Lease Agreement has been paid by Lessee through ______________, 20______; all additional rents and other charges have been paid for the current periods;

6. There are no unpaid concessions, bonuses, free months' rent, rebates or other matters affecting the rent for Lessee, except as follows:

      (Please write "None" above or describe such matters on a separate sheet of paper);

7. No security or other deposit has been paid by Lessee with respect to the Lease Agreement, except as follows:

      (Please write "None" above or describe such deposits on a separate sheet of paper);

8. The Lease Agreement is in full force and effect and there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Lessor under the Lease Agreement, or entitle Lessee to any offset or defense against the prompt current payment of rent or constitute a default by Lessee under the Lease Agreement, except as follows:

      (Please write "None" above or describe such default on a separate sheet of paper);

9. All improvements required to be made by Lessor under the terms of the Lease Agreement have been satisfactorily completed and accepted by Lessee as being in conformity with the Lease Agreement, except as follows:

      (Please write "None" above or describe such improvements on a separate sheet of paper);


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

Lessee's Estoppel Certificate
Page 2


10. Lessee has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

      (Please write "None" above or describe such right or option on a separate sheet of paper);

11. Lessee has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

      (Please write "None" above or describe such right on a separate sheet of paper);

12. To the best of Lessee's knowledge, any and all broker's leasing and other commissions relating to and/or resulting from Lessee's execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker's leasing or other commissions will be or become due or payable in connection with or as a result of either Lessee's execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Lessee's renewal of the Lease Agreement, except as follows:

      (Please write "None" above or describe such right on a separate sheet of paper);

13. To the best of Lessee's knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws);

14. The Leased Premises have not been used and Lessee does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

15. Lessee has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Lessee aware of a basis for any such proceeding;

16. There are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy or insolvency laws of the United States or of any state.

17. Lessee understands that the Lease Agreement may be assigned to Addressee and Lessee agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.

Dated:     ____________________________________, 20__________.


Very truly yours,

TEXAS BIOTECHNOLOGY CORPORATION,
a Delaware corporation

By:        ____________________________________

Name:      ____________________________________

Title:     ____________________________________

                                    EXHIBIT F

                               TENANT IMPROVEMENTS

Building:  6700 West Loop South                      Suite No.:       400

Lessor:    FRM West Loop Associates #6, Ltd.

Lessee:    Texas Biotechnology Corporation,          Date of Lease: 2/20/02
           a Delaware corporation

      Cost of Tenant Improvements. Lessor shall provide a construction allowance not to exceed Seventy-Six Thousand Twenty-Five and 00/100 Dollars ($76,025.00) for improvements within the Leased Premises (the "Construction Allowance"). Lessee shall reimburse Lessor for any such costs and expenses in excess of the Construction Allowance within thirty (30) days following delivery to Lessee of an itemized statement thereof. The foregoing notwithstanding, Lessee shall have the right to utilize any unused portion of the Construction Allowance to help offset costs incurred with Lessee's relocation to the Leased Premises.

      Work by Lessor. Subject to Lessee's approval, Lessor shall cause to be constructed and/or installed in the Leased Premises the permanent Tenant Improvements and tenant finish desired by Lessee and approved by Lessor as shown on the attached Exhibit F-1 which supercedes the original Exhibit F-1 of the Lease Agreement (the "TENANT IMPROVEMENTS").

      Planning and Construction. Lessor and Lessee shall cooperate in good faith in the planning and construction of the Tenant Improvements, and Lessee shall respond promptly to any request from Lessor or Lessor's architect or contractor for Lessee's approval of any particular aspect thereof, it being agreed and understood that it is the intent and desire of the parties that the Leased Premises be ready for Lessee's occupancy on or before the first (1st) day of April, 2002 (the "ESTIMATED LEASED PREMISES DELIVERY DATE").

      Completion of Construction. The "TENANT IMPROVEMENTS COMPLETION DATE" shall mean the date upon which the Tenant Improvements are substantially complete. The phrase "substantially complete" shall mean that the Leased Premises may reasonably be used and occupied for the purposes intended under this Lease Agreement, and the progress of the construction of the Tenant Improvements to date is such that final completion of the Tenant Improvements can occur within a reasonable period of time and without undue interference to the Lessee's use of the Leased Premises. If the Leased Premises are not ready for occupancy by the Estimated Leased Premises Delivery Date for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.

      Disclaimer of Warranty. LESSEE ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE TENANT IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LESSOR HAS MADE AND WILL MAKE NO WARRANTIES TO LESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT LESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR LESSEE'S INTENDED COMMERCIAL PURPOSE. LESSEE'S OBLIGATION TO PAY BASE AND ADDITIONAL RENTAL HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER, AND LESSEE SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENTAL WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. However, Lessor agrees that in the event that any defect in the construction of the Tenant Improvements is discovered, Lessor will diligently pursue and seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.


19